UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

HYDROPHI TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55050	27-2880472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRA Employer Identification No.)

3404 Oakcliff Road, Suite C6 Doraville, GA	30340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 974-9910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

On November 7, 2014, the Board of Directors (the “Board”) of Hydrophi Technologies Group, Inc. (the “Company”) authorized the issuance of (i) 1,000,000 shares of its common stock, $0.0001 par value per share (the “Common Stock”), to Roger Slotkin; (ii) 1,000,000 shares of Common Stock to Mark Robinson; and (iii) 1,000,000 shares of Common Stock to Reid Meyer, in consideration for services they have rendered to the Company.

The Board also authorized the issuance of two warrants to Scott Smith and Jonathan Goldman, respectively, in consideration for services they have rendered to the Company.  Each warrant will allow the warrant holder to purchase up to 3,000,000 shares of Common Stock.

The Board further authorized an issuance of 1,000,000 shares of Common Stock to the employees of the Company, to be distributed at the discretion of the Chief Executive Officer of the Company.

The Board authorized to increase the number of shares under the Company 2014 Non-Qualified Performance Equity Award Plan by 5,000,000.

The issuance of the Company’s shares of Common Stock were exempt from registration under the Securities Act of 1933, as amended, in reliance on Sections 4(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HydroPhi Technologies Group, Inc.

Date: November 10, 2014	By:	/s/ Roger M. Slotkin
Roger M. Slotkin
President, Chief Executive Officer and Director